EXHIBIT 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Ventana Medical Systems, Inc., a Delaware corporation (the “Company”), on Form 10-K for the year ending December 31, 2004, as filed with the Securities and Exchange Commission (the “Report”), Christopher Gleeson, President, Chief Executive Officer, and Director of the Company, and Nicholas Malden, Senior Vice President, Chief Financial Officer, and Secretary of the Company, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to their knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 15, 2005

/s/ CHRISTOPHER GLEESON
Christopher Gleeson President, Chief Executive Officer, and Director

March 15, 2005

/s/ NICHOLAS MALDEN
Nicholas Malden Senior Vice President, Chief Financial Officer, and Secretary